Exhibit 1.2

NUMBER:   549708

^BRITISH COLUMBIA

CERTIFICATE

OF

CHANGE  OF  NAME

COMPANY ACT

I Hereby Certify that

CUSIL VENTURE CORPORATION

has this day changed its name to

INNEXUS BIOTECHNOLOGY INC.

Issued under my hand at Victoria, British Columbia on July 03, 2003

JOHN S. POWELL

Registrar of Companies

PROVINCE OF BRITISH COLUMBIA

CANADA